Exhibit 10.1

LIMITED GUARANTEE

LIMITED GUARANTEE, dated as of March 22, 2015 (this “Limited Guarantee”), by Welsh, Carson, Anderson & Stowe XII, L.P. and Select Medical Corporation (each, a “Guarantor” and collectively, the “Guarantors”), in favor of Humana Inc., a Delaware corporation (the “Guaranteed Party”).

1.                                      GUARANTEE. To induce the Guaranteed Party to enter into that certain Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among MJ Acquisition Corporation, a Delaware corporation (“Buyer”), Concentra Inc., a Delaware corporation (the “Company”) and the Guaranteed Party, pursuant to which, upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer will purchase from the Guaranteed Party, 100% of the equity interests of the Company (the “Transaction”) (capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement), each Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Guaranteed Party the due and punctual performance and discharge of its pro rata portion as set forth across from such Guarantor’s name on Exhibit A (“Pro Rata Portion”) of the payment obligations of Buyer to the Guaranteed Party (i) under Section 11.3(a) of the Purchase Agreement to pay the Buyer Termination Fee and (ii) under Section 6.15(c) of the Purchase Agreement to pay the Financing Cooperation Obligations, in each case, if, as and when those obligations become payable under the Purchase Agreement (collectively, the “Guaranteed Obligations”); provided, that in no event shall the aggregate liability of a Guarantor hereunder exceed such Guarantor’s Pro Rata Portion of the Guaranteed Obligations (such amount with respect to such Guarantor, the “Cap”), and this Limited Guarantee may not be enforced against a Guarantor without giving effect to the Cap (and to the provisions of Sections 7 and 8 hereof). This Limited Guarantee may be enforced only for the payment of money by each Guarantor up to the Cap.  All payments hereunder shall be made in lawful money of the United States, in immediately available funds. If Buyer fails to discharge any portion of the Guaranteed Obligations when due, upon the Guaranteed Party’s demand each Guarantor’s liability to the Guaranteed Party hereunder in respect of such portion of the Guaranteed Obligations (up to the Cap) shall become immediately due and payable, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as Buyer has failed to discharge the Guaranteed Obligations, take any and all actions available hereunder to collect such Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations, subject to the Cap. In furtherance of the foregoing, each Guarantor acknowledges that the Guaranteed Party may, in its sole discretion, bring and prosecute a separate action or actions against each Guarantor for such Guarantor’s Pro Rata Portion of the unsatisfied Guaranteed Obligations (subject to the Cap), regardless of whether any such action is brought against Buyer or whether Buyer is joined in any such action or actions.

For the avoidance of doubt, any Guarantor may satisfy any or all of its Pro Rata Portion of the Guaranteed Obligations (subject to the Cap) with a direct payment to the Guaranteed Party and in no event will such Guarantor have any obligation to contribute such amount to the capital of Buyer, and such direct payment will be considered as satisfaction (to the extent of such payment) of Buyer’s obligations under Section 11.3 of the Purchase Agreement and of such Guarantor’s obligations under this Limited Guarantee.

2.                                      NATURE OF GUARANTEE. Each Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of or any consent to departure from the Purchase Agreement that may be agreed to by the parties to the Purchase Agreement in accordance with the terms of the Purchase Agreement. Without limiting the foregoing, the Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect each Guarantor’s obligations hereunder. This Limited Guarantee is a guarantee of payment and not of collection. In the event that any payment to the Guaranteed Party in respect of any Guaranteed Obligations is rescinded or must otherwise be returned to Buyer or a Guarantor for any reason whatsoever, a Guarantor shall remain liable hereunder with respect to its Pro Rata Portion of the unpaid Guaranteed Obligations (subject to the terms and conditions hereof, including the Cap) as if such payment had not been made (it being agreed that if such payment is returned to a Guarantor, the other Guarantor shall have no liability with respect to such payment).

3.                                      CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. Each Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of such Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also enter into any agreement with Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting such Guarantor’s obligations under this Limited Guarantee or affecting the validity or enforceability of this Limited Guarantee. Subject to termination of this Limited Guarantee as provided herein, each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Buyer or such Guarantor; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations, or any waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Purchase Agreement made in accordance with the terms thereof; (c) any change in the legal existence, structure or ownership of Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations or otherwise interested in the transactions contemplated by the Purchase Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (e) the existence of any claim, set-off or other right which any Guarantor may have at any time against Buyer, the other Guarantor or Seller or any of their respective Affiliates, whether in connection with the Obligations or otherwise; (f) the adequacy or potential adequacy of any alternative means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations, and all suretyship defenses generally (other than fraud or willful misconduct by Seller, defenses to the payment of the Guaranteed Obligations that are available to Buyer under the Purchase Agreement or breach by Seller of this Agreement, each of the foregoing defenses being retained by the Guarantors) or (g) any lack of validity or enforceability of the Purchase Agreement or any agreement or instrument relating thereto. Each Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind (other than notices to Buyer pursuant to the Purchase Agreement), all defenses which may be available by virtue of any stay, moratorium or other similar Law now or hereafter in effect or any right to require the marshaling of assets of Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

Each Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against Buyer that arise from the existence, payment, performance, or enforcement of such Guarantor’s obligations under or in respect of this Limited Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Buyer, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Buyer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, and such Guarantor shall not exercise any such rights in each case unless and until the Guaranteed Obligations (which shall be subject to the Cap) shall have been indefeasibly paid in full. If any amount shall be paid to such Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations (which shall be subject to the Cap), such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of such Guarantor and shall forthwith be promptly paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to payment of the Guaranteed Obligations until they are paid in full (subject to the Cap).

Notwithstanding anything to the contrary contained in this Limited Guarantee or otherwise, the Guaranteed Party hereby agrees that, in addition to any defenses of each Guarantor on the basis of a breach of this Limited Guarantee, each Guarantor shall have all defenses to the payment of its obligations under this Limited Guarantee (which in any event shall be subject to the Cap) that would be available to Buyer or any assignee in respect of the Purchase Agreement with respect to the Guaranteed Obligations (other than bankruptcy or other inability to pay the Guaranteed Obligations of Buyer).

4.                                      REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants that:

(a)                                 it has all requisite power and authority to execute, deliver and perform this Limited Guarantee and the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of such Guarantor’s organizational documents or any Law, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

(b)                                 all consents, approvals or authorizations of, and all filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with in all material respects by such Guarantor, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee by such Guarantor;

(c)                                  assuming due execution and delivery of the Purchase Agreement by all parties thereto (other than Buyer) and of this Limited Guarantee by the Guaranteed Party, this Limited Guarantee constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(d)                                 such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guarantee, and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guarantee shall be available to such Guarantor for so long as this Limited Guarantee shall remain in effect in accordance with Section 7  hereof.

The Guaranteed Party hereby represents and warrants that:

(a)                                                                                 it has all requisite corporate or other power and authority to execute, deliver and perform this Limited Guarantee, and the execution, delivery and performance of this Limited Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guaranteed Party’s organizational documents or any Law, decree, order, judgment or contractual restriction applicable to or binding on the Guaranteed Party or its assets;

(b)                                                                                 all consents, approvals or authorizations of, and all filings with and notifications, to any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guaranteed Party have been obtained or made and all conditions thereof have been duly complied with in all material respects by the Guaranteed Party, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee by the Guaranteed Party; and

(c)                                                                                  assuming due execution and delivery of the Purchase Agreement by all parties thereto (other than the Guaranteed Party and any of its Affiliates party thereto) and of this Guarantee by the Guarantor, this Limited Guarantee constitutes a legal, valid and binding obligation of the Guaranteed Party enforceable against the Guaranteed Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.                                      NO ASSIGNMENT. Neither the Guarantors nor the Guaranteed Party may assign, transfer or delegate its rights, interests or obligations under or in connection with this Limited Guarantee, in whole or in part, to any other Person without the prior written consent of the Guaranteed Party (in the case of an assignment, transfer or delegation by any Guarantor)  or each Guarantor (in the case of an assignment, transfer or delegation by the Guaranteed Party) and any purported assignment, transfer or delegation without such consent shall be null and void; provided, however, that each Guarantor may assign, transfer or delegate on a secondary basis all or part of its rights, interests and obligations hereunder, without the prior written consent of the Guaranteed Party, to any Affiliate (other than Buyer) to which it has allocated all or a portion of its investment commitment to Buyer; provided, further, that no such assignment, transfer or delegation shall relieve such Guarantor of its obligations hereunder as a primary obligor.

6.                                      NOTICES. Any notice, request, instruction or other communication to be given hereunder by any party hereto to the other shall be in writing and delivered personally or sent by overnight courier, delivery fees prepaid, by pdf delivered via email or by facsimile:

if to :

Select Medical Corporation

4717 Gettysburg Road

Mechanicsburg, PA 17088

Attention: Michael E. Tarvin

Facsimile: (717) 412-9142

Email: mtarvin@selectmedical.com

with a copy (which shall not constitute notice) to

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attn.: Stephen M. Leitzell, Esq.

Facsimile: (215) 994-2222

Email: stephen.leitzell@dechert.com

if to Welsh, Carson, Anderson & Stowe XII, L.P.:

Welsh Carson Anderson & Stowe

320 Park Avenue

New York, NY 10022

Attn: Jonathan M. Rather

Facsimile: (212) 893-9575

Email: jrather@welshcarson.com

and if to the Guaranteed Party, as provided in the Purchase Agreement (or, in each case, to such other Persons or addresses as may be designated in writing by the party hereto to receive such notice as provided above). Any notice, request, instruction or other communication delivered or required to be delivered or permitted to be provided hereunder shall be deemed given to the receiving party (a) upon actual receipt, if delivered personally, (b) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, delivery fees prepaid, (c) upon confirmation of successful transmission if sent by facsimile, or (d) when sent by email (provided, that, if given by facsimile or email, such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein).

7.                                      CONTINUING GUARANTEE. Unless terminated pursuant to this Section 7, this Limited Guarantee may not be revoked or terminated and shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full (subject to the Cap). Notwithstanding the foregoing, or anything express or implied in this Limited Guarantee or otherwise, this Limited Guarantee shall terminate and each Guarantor shall have no further obligations under or in connection with this Limited Guarantee as of the earliest of: (a) the Closing, if the Closing occurs; (b) valid termination of the Purchase Agreement in accordance with its terms in circumstances where the Buyer Termination Fee or any other Guaranteed Obligations are not payable (it being agreed that if the Buyer Termination Fee is not payable in accordance with the Purchase Agreement, the Guaranteed Obligations shall not exceed the Financing Cooperation Obligations pursuant to Section 1 hereof) and (c) the twelve (12) month anniversary after the date hereof (unless, in the case of clauses (b) and (c) above the Guaranteed Party shall have commenced litigation against any Guarantor under and pursuant to this Limited Guarantee prior to the twelve (12) month anniversary after the date hereof, in which case this Limited Guarantee shall terminate only upon the final, non-appealable resolution of such action and satisfaction by such Guarantor(s) of any obligations finally determined or agreed to be owed by such Guarantor(s), consistent with the terms hereof).

Notwithstanding the foregoing, or anything express or implied in this Limited Guarantee or otherwise, in the event that the Guaranteed Party or any of its Subsidiaries, or any Person claiming by, through or on behalf of any of them, asserts in any litigation or other proceeding any of the following: (i) that the provisions of Section 1 hereof limiting each Guarantor’s liability to the Cap or the provisions of this Section 7 or Section 8 hereof are illegal, invalid or unenforceable in whole or in part, (ii) that the Guarantors are liable in respect of the Guaranteed Obligations in excess of or to a greater extent than the Cap, or (iii) any theory of liability (whether at law or in equity whether sounding in contract, tort, statute or otherwise) against any Buyer Related Party (as defined in Section 8 hereof) with respect to this Limited Guarantee, the equity commitment letter by and between the Guarantors and Buyer, dated as of the date hereof (the “Equity Commitment Letter”), the Purchase Agreement, or any other agreement or instrument delivered in connection with this Limited Guarantee, the Equity Commitment Letter, the Purchase Agreement or any of the transactions contemplated hereby or thereby, in each case, other than Retained Claims (as defined in Section 8) asserted by the Guaranteed Party against the Buyer Related Party(ies) against which such Retained Claims may be asserted pursuant to Section 8, then: (x) the obligations of each Guarantor under or in connection with this Limited Guarantee shall terminate ab initio and be null and void; (y) if any Guarantor has previously made any payments under or in connection with this Limited Guarantee, such Guarantor shall be entitled to recover and retain such payments; and (z) neither the Guarantors nor any other Buyer Related Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with this Limited Guarantee, the Equity Commitment Letter, the Purchase Agreement, or any other agreement or instrument delivered in connection with this Limited Guarantee, the Purchase Agreement or the transactions contemplated hereby or thereby.

8.                                      NO RECOURSE. The Guaranteed Party acknowledges the separate corporate existence of Buyer. The Guaranteed Party acknowledges and agrees that the sole asset of Buyer is cash in a de minimis amount and its rights under the Purchase Agreement and that no additional funds are expected to be contributed to Buyer unless and until the Closing occurs pursuant to the Purchase Agreement. Notwithstanding anything that may be expressed or implied in this Limited Guarantee, the Purchase Agreement, the Equity Commitment Letter or the Confidentiality Agreement (collectively, the “Transaction Agreements”), or any other agreement or instrument delivered in connection herewith or therewith, or any statement made, information provided or action taken in connection with the transactions contemplated by any of the Transaction Agreements or breach of any Transaction Agreement (this Limited Guarantee, the other Transaction Agreements and such agreements, instruments, statements, information, actions, transactions, negotiations, breaches and other matters collectively, “Transaction-Related Matters”), and notwithstanding any equitable, common law or statutory right or claim that may be available to the Guaranteed Party or any of its Affiliates, and notwithstanding the fact that each Guarantor may be a partnership, by its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party covenants, acknowledges and agrees, on behalf of itself and its Affiliates and stockholders, and any Person claiming by, through or on behalf of any of them, that:

(a)                                 no Buyer Related Party has or shall have any obligations (whether of an equitable, contractual, tort, statutory or other nature) arising under or relating to any Transaction Related Matter, other than (i) Buyer’s obligation to make a payment of the Buyer Termination Fee to the Guaranteed Party under and pursuant to Section 11.3(a) of the Purchase Agreement and Buyer’s obligation to pay the Financing Cooperation Obligations pursuant to Section 6.15(c) of the Purchase Agreement, and, without duplication, each Guarantor’s obligation to guarantee such payment of the Guaranteed Obligations pursuant to the terms of this Limited Guarantee (subject to the Cap) and to otherwise comply with the terms of this Limited Guarantee, (ii) without duplication of the obligations referenced in clause (i) above, the other obligations of Buyer to perform its obligations under the Transaction Agreements to which it is a party, on the terms and subject to the conditions thereof including any limitations of remedies under the Transaction Agreements, (iii) each Guarantor’s obligation to Buyer to specifically perform its agreement to make an equity contribution to Buyer pursuant to the Equity Commitment Letter on the terms and subject to the conditions thereof and (iv) certain Buyer Related Parties’ obligations under, and pursuant to the terms of, the Confidentiality Agreement (the specific claims described in clauses (i) through (iv) in each case against the Person or Persons specified in such clause being referred to herein, collectively, as the “Retained Claims”);

(b)                                 no recourse (whether under an equitable, contractual, tort, statutory or other claim or theory) under any Transaction-Related Matter shall be sought or had against (and, without limiting the generality of the foregoing, no liability shall attach to) any Buyer Related Party, whether through Buyer or any other Person interested in the transactions contemplated by any Transaction Agreement or otherwise, whether by or through theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or any other attempt to avoid or disregard the entity form of any Buyer Related Party, by or through a claim by or on behalf of the Guaranteed Party or any of its Subsidiaries (nor does the Guaranteed Party intend that any other securityholder of the Guaranteed Party will have any such rights), by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any applicable Law, or otherwise against any Buyer Related Party, except, in each case, for Retained Claims in accordance with their respective terms; provided, however, that in the event any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of such Guarantor’s remaining net assets plus uncalled capital is less than the Cap, then Seller may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Law, against such continuing or surviving entity or such transferee Person, as the case may be, but only to the extent of the obligations of such Guarantor hereunder and subject to the limitations herein (including the Cap); and

(c)                                  neither the Guaranteed Party nor any of its Affiliates or stockholders has relied on any statement, representation or warranty or assurance made by, or any action taken by, any Person in connection with a Transaction-Related Matter, other than those made by (i) each Guarantor in this Limited Guarantee and/or the Equity Commitment Letter and (ii) Buyer in the Transaction Agreements to which it is a Party.

The Retained Claims, in each case in accordance with their respective terms, shall be the sole and exclusive remedy (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) of the Guaranteed Party and its Subsidiaries against any or all of the Buyer Related Parties, in respect of any claims, liabilities or obligations arising in any way under or relating in any way to any Transaction-Related Matter, and shall in all events be subject to Section 11.3 of the Purchase Agreement.

As used herein, the terms “Buyer Related Party” or “Buyer Related Parties” means each Guarantor and any and all former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interests, controlling persons, incorporators, directors, officers, employees, agents, attorneys, members, managers, management companies, portfolio companies, general or limited partners, stockholders, representatives, assignees or Affiliates of such Guarantor (including but not limited to Buyer) and any and all former, current or future direct or indirect holders of any equity, general or limited partnership or limited liability company interests, controlling persons, incorporators, directors, officers, employees, agents, attorneys, members, managers, management companies, portfolio companies, general or limited partners, stockholders, representatives, assignees or Affiliates of any of the foregoing, and any and all former, current or future direct or indirect heirs, executors, administrators, trustees, representatives, successors, assigns or agents of any of the foregoing, and the Financing Sources and the Financing Parties.

For the avoidance of doubt, nothing herein is intended or shall be construed to affect the rights of Buyer or each Guarantor against any Financing Source.

9.                                      GOVERNING LAW; JURISDICTION. THIS LIMITED GUARANTEE, THE RIGHTS OF THE PARTIES UNDER OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATED TO ANY OF THE FOREGOING, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT OTHERWISE MIGHT CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. Each party hereto agrees that it shall bring, maintain and defend any such action or proceeding exclusively in the State of New York, New York County, or if but only if such Court does not have subject matter jurisdiction, the state or federal courts of the State of New York (as just described, the “Chosen Courts”), and solely in connection with such actions or proceedings: (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto; and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if effected pursuant to the Laws of the State of New York or in accordance with Section 6 of this Limited Guarantee (other than by facsimile or email transmission). Notwithstanding the immediately preceding sentence, a party may commence any action in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by any Chosen Court.

10.                               WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING CONTEMPLATED BY SECTION 9  HEREOF IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10. A COPY OF THIS PROVISION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION AND THAT ANY SUCH ACTION WILL INSTEAD BE

TRIED BY A JUDGE SITTING WITHOUT A JURY.

11.                               COUNTERPARTS. This Limited Guarantee shall not be effective until it has been executed and delivered by all parties hereto. This Limited Guarantee may be executed by facsimile or electronic transmission in pdf format, and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.                               THIRD PARTY BENEFICIARIES. This Limited Guarantee shall be binding upon, inure solely to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Limited Guarantee is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Limited Guarantee the parties intend that all Buyer Related Parties other than each Guarantor shall be, and such Buyer Related Parties are, intended third party beneficiaries of this Limited Guarantee who may rely on and enforce the provisions of this Limited Guarantee that bar the liability, or otherwise protect the interests, of such Buyer Related Parties.

13.                               CONFIDENTIALITY. This Limited Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Transaction Agreements. This Limited Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of each Guarantor and the Guaranteed Party; provided that no such written consent is required for any disclosure of the existence or content of this Limited Guarantee by the Guaranteed Party or a Guarantor: (a) to its Affiliates and its representatives; or (b) to the extent required by Law or required in connection with the enforcement of rights under this Guarantee and the Purchase Agreement.

14.                               MISCELLANEOUS.

(a)                                 This Limited Guarantee (together with the Equity Commitment Letter and the Purchase Agreement) constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among each Guarantor or any of their respective Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates or stockholders, on the other hand. No amendment, supplementation, modification or waiver of this Limited Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and each Guarantor in writing.

(b)                                 Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the limitation of the amount payable by the Guarantors hereunder to the Cap provided in Section 1 hereof and to the provisions of Sections 7 and 8 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

(c)                                  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

(d)                                 All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

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IN WITNESS WHEREOF, each of the Guarantors and the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

SELECT MEDICAL CORPORATION

By:	/s/ Martin F. Jackson
Name:	Martin F. Jackson
Title:	Executive Vice President and Chief Financial Officer

WELSH, CARSON, ANDERSON & STOWE XII, L.P.

By:	/s/ D. Scott Mackesy
Name:	D. Scott Mackesy
Title:	Managing Member

HUMANA INC.

By:	/s/ Brian A. Kane
Name:	Brian A. Kane
Title:	Senior Vice President & Chief Financial Officer

[LIMITED GUARANTEE SIGNATURE PAGE]

Exhibit A

Guarantors
SELECT MEDICAL CORPORATION	50.1%
WELSH, CARSON, ANDERSON & STOWE XII, L.P.	49.9%
TOTAL	100%